Exhibit 10.1

Amendment to
CVS Health Corporation Business Planning Committee
Nonqualified Stock Option Agreements with Larry J. Merlo

This Amendment to the CVS Health Corporation Business Planning Committee Nonqualified Stock Option Agreements with Larry J. Merlo listed on Exhibit A hereto (each an “Agreement” and, collectively, the “Agreements”) is made and entered into as of January 22, 2015 by and between CVS Health Corporation (the “Company”) and Larry J. Merlo (the “Optionee”).

WHEREAS, the Management, Planning and Development Committee of the Board of Directors of the Company believes it is necessary and desirable to make certain changes to the Agreements related to the consequences of the Optionee’s retirement on the options granted pursuant to the Agreements; and

WHEREAS, the Optionee agrees that such changes are necessary and desirable;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Optionee agree as follows, effective as of the date of this Amendment:

1.	The “relevant section” of each Agreement, as indicated on Exhibit A hereto, shall be revised to read as follows in its entirety:

“Retirement. In the event of an “Approved Early Retirement” or “Normal Retirement” as such terms are defined below, the Option shall continue to vest and be exercisable in accordance with Section 10(f) of the Employment Agreement as amended from time to time; provided that the Option, to the extent it becomes vested in connection with an Approved Early Retirement or Normal Retirement, shall remain exercisable for the two (2) year period immediately following the Approved Early Retirement or Normal Retirement, but not beyond the original term of the Option. Solely for purposes of this Option, the term “Approved Early Retirement” shall mean Optionee’s voluntary termination of employment with the Company at or after attaining age sixty (60) but prior to attaining age sixty-five (65), and the term “Normal Retirement” shall mean Participant’s voluntary termination of employment with the Company at or after attaining age sixty-five (65), in each case so long as:
(i) Optionee provides at least twelve (12) months’ advance notice to the Committee of his intent to take Approved Early Retirement or Normal Retirement,
(ii) Optionee fully cooperates with the Company in transitioning his duties during the period between the disclosure to the Committee of his intent to take Approved Early Retirement or Normal Retirement and his retirement date,
(iii) Optionee continues to be employed by the Company through the Approved Early Retirement or Normal Retirement date, and
(iv) in the case of an Approved Early Retirement, the Committee approves such retirement.”

2.	Capitalized terms used in Section 1 above shall have the meanings ascribed to them in the respective Agreements, except as otherwise set forth below:

(a)
For purposes of the Agreement dated April 1, 2009, “Employment Agreement” shall mean the Amended and Restated Employment Agreement between the Company and the Optionee dated as of December 22, 2008, as amended as of December 21, 2012.

(b)	For purposes of the Agreements dated April 1, 2010, April 1, 2011 and April 2, 2012, “Optionee” shall have the same meaning as “Executive”.

(c)	For purposes of the Agreements dated April 1, 2013 and April 1, 2014, “Optionee” shall have the same meaning as “Participant”.

3.
With respect to the Agreements dated April 1, 2013 and April 1, 2014, the reference to “the two (2) year period immediately following the Approved Early Retirement or Normal Retirement” in the revised Section 6(b) shall instead read “the three (3) year period immediately following the Approved Early Retirement or Normal Retirement”.

4.	All other terms and conditions of each Agreement shall remain unchanged and in effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

CVS Health Corporation

By: /s/ Lisa G. Bisaccia
Lisa G. Bisaccia
Senior Vice President and
Chief Human Resources Officer

Optionee:

/s/: Larry J. Merlo
Larry J. Merlo

Amendment to
CVS Health Corporation Business Planning Committee
Nonqualified Stock Option Agreements with Larry J. Merlo

Exhibit A

Name and Date of Agreement	Relevant Section
Business Planning Committee Nonqualified Stock Option Agreement dated April 1, 2009	8
Business Planning Committee Nonqualified Stock Option Agreement dated April 1, 2010	8
Business Planning Committee Nonqualified Stock Option Agreement dated April 1, 2011	6(b)
Business Planning Committee Nonqualified Stock Option Agreement dated April 2, 2012	6(b)
Business Planning Committee Nonqualified Stock Option Agreement dated April 1, 2013	6(b)
Business Planning Committee Nonqualified Stock Option Agreement dated April 1, 2014	6(b)